Exhibit 4

FACE OF SECURITY

REGISTERED	CUSIP:	78009P150
No. ETN-7	ISIN:	US78009P1509

THE ROYAL BANK OF SCOTLAND PLC
RBS NOTESSM

Fully and Unconditionally Guaranteed by
The Royal Bank of Scotland Group plc

RBS China TrendpilotTM Exchange Traded Notes

Unless this certificate is presented by an authorized representative of The Depository Trust Company (the “Depositary”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THE ROYAL BANK OF SCOTLAND PLC
RBS NOTESSM

Fully and Unconditionally Guaranteed by
The Royal Bank of Scotland Group plc

RBS China TrendpilotTM Exchange Traded Notes

ORIGINAL ISSUE DATE: April 18, 2012	INITIAL REDEMPTION DATE: April 18, 2012	INTEREST RATE: N/A	MATURITY DATE: April 18, 2042
INTEREST ACCRUAL DATE: N/A	INITIAL REDEMPTION PERCENTAGE: N/A	INTEREST PAYMENT DATES: N/A	OPTIONAL REPAYMENT DATE: N/A
SPECIFIED CURRENCY: U.S. Dollars	ANNUAL REDEMPTION PERCENTAGE REDUCTION: N/A	INTEREST PAYMENT PERIOD: N/A	APPLICABILITY OF MODIFIED PAYMENT UPON ACCELERATION: See below.
IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, OPTION TO ELECT PAYMENT IN U.S. DOLLARS: N/A	REDEMPTION NOTICE PERIOD: N/A	APPLICABILITY OF ANNUAL INTEREST PAYMENTS: N/A	IF YES, STATE ISSUE PRICE: See below.
EXCHANGE RATE AGENT: N/A	OPTIONAL REDEMPTION DATE: N/A		ORIGINAL YIELD TO MATURITY: N/A
BASE RATE: N/A	SPREAD: N/A	SPREAD MULTIPLIER: N/A	REPORTING SERVICE: Bloomberg: TPCHINUT <Index>
MINIMUM INTEREST: N/A	MAXIMUM INTEREST: N/A

OTHER PROVISIONS:	See below.

This Note shall have the following terms and conditions and those set forth on the reverse of this Note.  Section headings and captions set forth below are for convenience only and shall not affect the construction of this Note.

Index	The “Index” shall mean the RBS China TrendpilotTM Index (USD). For the purposes of this Note:
(a)
the Index shall be deemed to be “tracking” the BNY Mellon China Select ADR Total Return IndexSM (the “Benchmark Index”) on any Trading Day on which the Index Closing Level is determined based in part on the closing level of the Benchmark Index on such Trading Day. The closing level of the Benchmark Index is also published on the Bloomberg page “BKTCNT <Index>”; and

(b)
the Index shall be deemed to be “tracking” the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction, determined based on the 91-day auction high rate for U.S. Treasury bills (the “Cash Rate”), on any Trading Day on which the Index Closing Level is determined based in part on the Cash Rate.  The primary source for the Cash Rate will be as published by the U.S. Department of the Treasury, although it may also be obtained by the calculation agent for the Index from Bloomberg page “USB3MTA Index” (or any successor page).

Minimum Denominations	$25.00 and integral multiples thereof.

Stated Face Amount	The “Stated Face Amount” is $25.00 per Note.

Current Aggregate Stated Face Amount
The aggregate stated face amount of this Note (the “Current Aggregate Stated Face Amount”) is initially $4,000,000 on the Inception Date.  At any time thereafter, the Current Aggregate Stated Face Amount of this Note shall be the last amount set forth on Schedule I hereto under the heading “Current Aggregate Stated Face Amount.”

Notes represented by this Note may be issued after the Original Issue Date, without the consent of the beneficial owners of the Notes then outstanding, upon notice by the Issuer to the Securities Administrator, and any such Notes shall have the same rights and privileges as Notes issued on the Original Issue Date.

Upon receipt of an Issuer Order instructing the Securities Administrator to issue more Notes represented by this Note and delivery of such Notes through The Depository Trust Company (“DTC”) book-entry system, the Securities

Administrator shall make notations on Schedule I to evidence such issuance and the new aggregate Stated Face Amount of Notes represented by this Note; provided, however, that in no event may the aggregate outstanding Stated Face Amount represented by this Note exceed $100,000,000.

The Issuer may also instruct the Securities Administrator to cancel Notes held by the Issuer that are represented by this Note.  Upon delivery of the Notes to be cancelled through the DTC book-entry system, the Securities Administrator shall make notations on Schedule I to evidence such cancellation and the new aggregate Stated Face Amount of Notes represented by this Note.

The Securities Administrator may, as necessary, add additional pages in the same format to Schedule I, to evidence additional issuances, cancellations and the aggregate outstanding Stated Face Amount of Notes represented by this Note, which additional pages shall constitute part of this Note to the same extent as if they had been part of this Note at the initial issuance and authentication hereof.

Interest	This Note does not bear interest.

Maturity Date	The Maturity Date of this Note is April 18, 2042 (the “Maturity Date”), subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.

Payment at Maturity
Unless the Note has been previously repurchased at the Holder’s option or redeemed by the Issuer, on the Maturity Date, the Issuer shall pay to the Holder of this Note, for each $25.00 Stated Face Amount of Notes, an amount of cash equal to the Daily Redemption Value on the Final Valuation Date.

The Calculation Agent shall determine the applicable Daily Redemption Value in the manner set forth opposite the caption “Daily Redemption Value” below.

If the Final Valuation Date and Maturity Date are postponed pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below, the Calculation Agent shall determine the Daily Redemption Value as set forth opposite the caption “Postponement of Valuation Date” below.  In the event that payment at maturity is deferred beyond the stated Maturity Date as provided herein, no interest or other amount shall accrue or be payable with respect to that deferred payment.

Repurchase at Holders’ Option
On any Business Day from, and including, the Original Issue Date to, and including, April 10, 2042, a Holder may offer its Note to the Issuer for repurchase.  Notes may be offered for repurchase in integral multiples of $25.00 in aggregate face amount (each $25.00 Stated Face Amount, a “Note”).  In order to make any such offer, a Holder must offer at least 20,000 Notes (equivalent to $500,000 in Stated Face Amount) (the “Minimum Repurchase Amount”) to the Issuer for any single repurchase on any Repurchase Date in accordance with the procedures described opposite the caption “Repurchase Procedures” below; provided that the Issuer may, in its sole discretion, from time to time, reduce the Minimum Repurchase Amount.

If a Holder offers at least the Minimum Repurchase Amount of Notes to the Issuer for repurchase and follows the repurchase procedures set forth opposite the caption “Repurchase Procedures” below, the Issuer shall be obligated to repurchase the Note so offered for repurchase on the applicable Repurchase Date.

The Valuation Date applicable to any repurchase of Notes at the Holder’s option shall be the Trading Day immediately following the Business Day on which the Holder makes, or is deemed to have made, its offer and confirmation to the Issuer to repurchase its Note.

The “Repurchase Date” shall mean, for any repurchase of Notes at the Holder’s option, the third Business Day immediately following the applicable Valuation Date for such repurchase.

The Valuation Date and Repurchase Date for any repurchase shall be subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.  Unless the scheduled Repurchase Date is postponed, the final day on which the Issuer will repurchase Notes will be April 16, 2042.  A Holder must offer Notes for repurchase no later than April 10, 2042 in order to have the Notes repurchased on April 16, 2042, and the applicable Valuation Date (if not postponed) for any such repurchase would be April 11, 2042.

Repurchase Procedures	In order to offer Notes to the Issuer for repurchase, a beneficial owner and its broker must follow the following procedures:

(a)
Such beneficial owner must cause its broker to deliver an irrevocable offer for repurchase (a form of which is attached as Annex B hereto), to the Issuer by e-mail at ETNUSCorpActions@rbs.com.  If the completed irrevocable offer for repurchase is received by the Issuer after 4:00 p.m., New York City time, on a Business Day, such beneficial owner shall be deemed to have delivered its offer for repurchase on the following Business Day.

(b)
Such broker must deliver a completed and signed irrevocable confirmation of repurchase (a form of which is attached as Annex C hereto) to the Issuer by facsimile by 5:00 p.m., New York City time, on the same day.  If the completed irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, such beneficial owner shall be deemed to have delivered its confirmation of repurchase on the following Business Day.  One portion of the confirmation of repurchase must be completed by such beneficial owner of the Notes, and the other portion must be completed by its broker.  A beneficial owner must offer at least the Minimum Repurchase Amount of this Note for repurchase by the Issuer on any Repurchase Date.  The Issuer must acknowledge receipt from such broker in order for any offer to be effective.

(c)
Such broker must book a delivery versus payment trade with respect to such beneficial owner’s Notes on the applicable Valuation Date at a price per $25.00 Stated Face Amount of Notes equal to the applicable Daily Redemption Value, facing the Issuer.

(d)	Such broker must cause its DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Repurchase Date.

Any repurchase instructions which the Issuer receives in accordance with the procedures described above shall be irrevocable.

Redemption at Issuer’s Option
Notwithstanding anything to the contrary herein or in the Indenture, the Issuer may, in its sole discretion, redeem the Notes, in whole but not in part, at any time during the period from, and including, the Original Issue Date to, and including, April 16, 2042.

Sections 11.02 through 11.05 of the Indenture shall apply to the Notes, other than the first paragraph of Section 11.04 and except as set forth below.

If the Issuer exercises its right to redeem this Note, it shall deliver an irrevocable redemption notice to DTC (as the Holder of this Note) not less than five Business Days prior to the applicable Redemption Date.  The Issuer shall also give the Trustee and the Securities Administrator a copy of the irrevocable redemption notice at the same time that it delivers such notice to DTC, and the Issuer shall not be required to deliver the Officer’s Certificate specified in Section 11.02 of the Indenture. The last day on which the Issuer can deliver a redemption notice is April 9, 2042.

The Valuation Date applicable to any redemption of Notes at the Issuer’s option shall be the Trading Day immediately following the Business Day on which the Issuer delivers a redemption notice to DTC (as Holder of this Note).

The “Redemption Date” shall mean, for any redemption of Notes at the Issuer’s option, the date so specified in the relevant redemption notice (which date shall not be less than five Business Days nor more than ten Business Days after the date of the relevant redemption notice).

The Valuation Date and Redemption Date for any redemption shall be subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.

Payment Upon Repurchase or Redemption
If any Note is repurchased at the Holder’s option or if the Issuer elects to redeem the Notes in accordance with the procedures set forth opposite the captions “Repurchase at Holder’s Option” or “Redemption at Issuer’s Option,” respectively, above, on the Repurchase Date or Redemption Date, as the case may be, the Issuer will pay to the Holder, for each $25.00 Stated Face Amount of the Notes to be repurchased or redeemed, an amount of cash equal to the Daily Redemption Value on the applicable Valuation Date.

The Calculation Agent will determine the applicable Daily Redemption Value in the manner set forth opposite the caption “Daily Redemption Value” below.

If the Valuation Date and, therefore, the Repurchase Date or Redemption Date, as the case may be, for any repurchase or redemption of Notes is postponed pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below, the Calculation Agent shall determine the Daily Redemption Value as set forth opposite the caption “Postponement of Valuation Date” below.  In the event that payment upon repurchase or redemption by the Issuer is deferred beyond the original Repurchase Date or Redemption Date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any Notes repurchased by the Issuer at a Holder’s option or redeemed by the Issuer at its option shall be delivered by the Issuer to the Securities Administrator and cancelled by the Securities Administrator.

Acceleration Upon Zero Daily Redemption Value
If the Daily Redemption Value per Note on any Valuation Date equals zero, such Note will be automatically accelerated on such day for an amount equal to the zero Daily Redemption Value and will cease to be outstanding thereafter.  In such event, Holders will not receive any payment in respect of their investment.  The Issuer shall deliver prompt notice of such automatic acceleration of the Notes to the Trustee and the Securities Administrator.

Daily Redemption Value
The initial Daily Redemption Value on the Inception Date is equal to $25.00 for each $25.00 Stated Face Amount of Notes.  For any Valuation Date thereafter, the “Daily Redemption Value” for each $25.00 Stated Face Amount of Notes will be equal to:

(a)	the Daily Redemption Value on the immediately preceding Valuation Date; multiplied by

(b)	the Index Factor on such Valuation Date; multiplied by

(c)	the Fee Factor on such Valuation Date.

The “Index Factor” on any Valuation Date including the Final Valuation Date, will be equal to the Index Closing Level on such Valuation Date, divided by the Index Closing Level on the immediately preceding Valuation Date.

The “Index Closing Level” on any Valuation Date shall be the official closing level of the Index with respect to such Valuation Date reported on Bloomberg page “TPCHINUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such Valuation Date as published or otherwise made publicly available by The Royal Bank of Scotland plc (the “Index Sponsor”) or Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, in each case as determined by the Calculation Agent, subject to the provisions set forth opposite the caption “Discontinuation or Modification of the Index” below.

The “Fee Factor” on any Valuation Date, including the Final Valuation Date, shall be equal to one minus the Investor Fee for such Valuation Date.

The “Investor Fee” on any Valuation Date, including the Final Valuation Date, shall be equal to the product of (a) the Annual Investor Fee for such Valuation Date and (b) the Day-Count Fraction for such Valuation Date.

The “Annual Investor Fee” on any Valuation Date shall be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate.

The “Day-Count Fraction” on any Valuation Date is equal to the number of days from, but excluding, the immediately preceding Valuation Date to, and including, the applicable Valuation Date, divided by 365.

Inception Date	April 13, 2012

Final Valuation Date	The “Final Valuation Date” shall be April 15, 2042, subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of Valuation Date” below.

Valuation Date
A “Valuation Date” shall be each Business Day from, and including, the Inception Date to, and including, the Final Valuation Date, subject to postponement pursuant to the provisions set forth opposite the caption “Postponement of

Valuation Date” below.

Business Day
A “Business Day” shall be any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Trading Day
A “Trading Day” is a day on which (a) trading is generally conducted on NYSE Arca, Inc. and the Exchange, and (b) the level of the Index is calculated and published, in each case as determined by the Calculation Agent.

Exchange
The “Exchange” means the exchange or quotation system, or any substitute exchange or quotation system, in which trading of the components of the Benchmark Index principally occurs, as determined by the Index Sponsor.

Relevant Exchange
The “Relevant Exchange” means (a) when the Index is tracking the Benchmark Index, the primary exchange or quotation system for (i) each component then included in the Benchmark Index; (ii) futures or option contracts on each such component, (iii) futures or option contracts on the equity security underlying each such component and (iv) futures or option contracts on the Benchmark Index, and (b) when the Index is tracking the Cash Rate, the exchange or trading market that serves as the primary source of prices for 3-month U.S. Treasury bills or the primary exchange where options or futures contracts on 3-month U.S. Treasury bills are traded, in each case, as determined by the Calculation Agent.

Market Disruption Event	A “Market Disruption Event” means:

(a)
any suspension or absence of, or material limitation imposed on, trading by the Relevant Exchange in (i) when the Index is tracking the Benchmark Index, securities then included in the Benchmark Index, or futures or options contracts that reference the Benchmark Index, or futures or options contracts that reference such securities or the equity securities underlying such securities, then comprising 20% or more of the level of the Benchmark Index, as determined by the Calculation Agent or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, whether by reason of movements in price exceeding limits permitted by the relevant exchange therefor or otherwise; or

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for (i) when the

Index is tracking the Benchmark Index, securities then included in the Benchmark Index, or futures or options contracts that reference the Benchmark Index, or futures or options contracts that reference such securities or the equity securities underlying such securities, then comprising 20% or more of the level of the Benchmark Index, as determined by the Calculation Agent or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, on the Relevant Exchange therefor, on any other exchange or quotation system; or

(c)
the closure on any Trading Day of the Relevant Exchange for (i) when the Index is tracking the Benchmark Index, securities then included in the Benchmark Index, or futures or options contracts that reference the Benchmark Index, or futures or options contracts that reference such securities or the equity securities underlying such securities, then comprising 20% or more of the level of the Benchmark Index, as determined by the Calculation Agent, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such Trading Day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such Trading Day.

For purposes of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Benchmark Index, or futures or options contracts that reference such security or the equity security underlying such security, is suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security or contract, then, as determined by the Calculation Agent, the relevant percentage contribution of that security to the level of the Benchmark Index will be based on a comparison of (a) the portion of the level of the Benchmark Index attributable to that security relative to (b) the overall level of the Benchmark Index, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a Market Disruption Event has occurred or is continuing:

(a)
a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market;

(b)	a decision permanently to discontinue trading in the relevant futures or options contract shall not constitute a Market Disruption Event;

(c)
limitations pursuant to NYSE Rule 80B (or the rules of any Relevant Exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension or absence or material limitation of trading;

(d)
a suspension of trading in futures or options contracts on any security, equity security underlying such security, the Benchmark Index or the 3-month U.S. Treasury bills by the primary exchange or market related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension or absence or material limitation of trading in futures or options contracts related to the Benchmark Index or 3-month U.S. Treasury bills; and

(e)
a suspension or absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts related to any component security of the Benchmark Index, equity security underlying such security, the Benchmark Index or 3-month U.S. Treasury bills are traded shall not include any time when such market is itself closed for trading under ordinary circumstances.

Postponement of Valuation Date
If any Valuation Date (including the Final Valuation Date) is not a Trading Day, or if a Market Disruption Event exists on any such Valuation Date, the Valuation Date will be postponed to the next succeeding Trading Day on which a Market Disruption Event does not exist.  However, in no event shall a Valuation Date be postponed more than five Business Days.

If a Valuation Date has been postponed for five Business

Days and such fifth Business Day is not a Trading Day or a Market Disruption Event exists on such fifth Business Day, the Calculation Agent shall determine the Index Closing Level for such Valuation Date on such fifth Business Day in accordance with the formula for calculating the Index Closing Level last in effect prior to the commencement of the Market Disruption Event or non-Trading Day, using the closing level of the Benchmark Index and/or the most recent value of the Cash Rate and, if the closing level of the Benchmark Index or the most recent value of the Cash Rate is not available, using the prices of each security most recently comprising the Benchmark Index or the last published 91-day auction high rate for U.S. Treasury bills (the “T-Bill Auction Rate”), as applicable (or, if trading in the securities or 3-month U.S. Treasury bills has been materially suspended or materially limited, its good faith estimate of the prices of each security or T-Bill Auction Rate that would have prevailed but for such suspension or limitation), on such fifth Business Day. The primary source for the T-Bill Auction Rate will be as published by the U.S. Department of the Treasury, although the calculation agent for the Index may also obtain the T-Bill Auction Rate from Bloomberg page “USB3MTA Index” (or on any successor page).

If a Valuation Date is postponed, any corresponding Repurchase Date or Redemption Date or, in the case of the Final Valuation Date, the Maturity Date, shall also be postponed to the third Business Day immediately following the applicable Valuation Date or Final Valuation Date, as the case may be, as postponed.

No interest or other payment shall be payable as a result of such postponement of any Valuation Date, Repurchase Date, Redemption Date or the Maturity Date.

All determinations and adjustments to be made by the Calculation Agent with respect to the Daily Redemption Value and the amount payable upon repurchase or redemption or at maturity may be made by the Calculation Agent in its sole discretion.

Default Amount on Acceleration
For the purpose of determining whether the Holders of the Issuer’s RBS NotesSM, of which the Notes are a part, are entitled to take any action under the Indenture, the Current Aggregate Stated Face Amount of this Note shall be treated as the face amount of the Notes evidenced by this Note.  Although the terms of the Notes may differ from those of the other RBS NotesSM, Holders of specified percentages in face amount of all RBS NotesSM shall be able to take action affecting all the RBS NotesSM, including the Notes. This action may involve changing some of the terms that apply to the RBS NotesSM, accelerating the maturity of the RBS NotesSM (in accordance with Section 5.02 of the Indenture) after a default or waiving some of the Issuer’s obligations under the Indenture.

In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each $25.00 Stated Face Amount of Notes upon any acceleration of the Notes shall be determined by the Calculation Agent, and shall be equal to the Daily Redemption Value calculated as if the date of acceleration were the applicable Valuation Date.

If the maturity of the Notes is accelerated because of an Event of Default as described above, the Issuer shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its Delaware office, and to the Securities Administrator at its New York office, on which notice the Trustee and the Securities Administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the Notes, if any, as promptly as possible and in no event later than two Business Days after the date of acceleration.

Discontinuation or Modification of the Index
If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level, Daily Redemption Value and all calculations related to the Index shall be determined by reference to the value of such Successor Index or market for such Successor Index.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent shall cause written notice thereof to be furnished to the Issuer, the Trustee, the Securities Administrator and DTC as the Holder of the Notes within three Trading Days of such selection.

If the Index Sponsor discontinues publication of the Index and the Calculation Agent determines that no Successor Index is available with respect to the Index at such time, then the Calculation Agent shall determine the Index Closing Levels in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing level of the Benchmark Index (or, if the closing level of the Benchmark Index is not available, its good faith estimate of the closing level of the Benchmark Index in accordance with the formula for and method of calculating the Benchmark Index last in effect prior to such discontinuance, and based on the closing price of each security most recently comprising the Benchmark Index) and the Cash Rate.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent shall, at the close of business in New York City on the next Valuation Date, make such calculations and adjustments to the terms of the Notes as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to the Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on each Valuation Date thereafter, make each relevant calculation with reference to the Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in the index), then the Calculation Agent shall adjust such index in order to arrive at a level of the Index or Successor Index as if it had not been modified (e.g., as if such split or reverse split had not occurred).

If a Successor Index is selected or if the Calculation Agent determines the value of an Index as described above, the value of the Index as determined by the Calculation Agent will be used as a substitute for the Index for all purposes, including for the purpose of determining whether a Market Disruption Event has occurred or is continuing.

Calculation Agent
RBS Securities Inc. (“RBSSI”) shall serve as the calculation agent with respect to this Note (the “Calculation Agent”).  The Calculation Agent shall, in its reasonable discretion, make all determinations regarding the value of the Notes, including at maturity or upon early repurchase or redemption by the Issuer, Market Disruption Events, Business Days, Trading Days, the Daily Redemption Value, the Maturity Date, Valuation Dates, Repurchase Dates, the amount payable in respect of Notes at maturity or upon early repurchase or redemption by the Issuer, and any other calculations or determinations to be made by the Calculation Agent as specified herein.  All determinations made by the Calculation

Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders and the Issuer.

The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland, United Kingdom with its headquarters in Edinburgh (the “Issuer,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, an amount in cash, as determined in accordance with the provisions set forth under “Payment at Maturity” above, due with respect to the Current Aggregate Stated Face Amount specified on Schedule I hereto on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity), and to pay interest thereon, if applicable, at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the face hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date.

If the face hereof indicates that this Note bears interest, interest on this Note will accrue, if applicable, from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a “Record Date”); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

Except to the extent otherwise specified above, any payments in respect of this Note at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer or the Guarantor may determine, in U.S. dollars.  U.S. dollar payments of any interest, other than interest due at maturity or on any date of redemption or repayment, will be made by wire transfer of immediately available funds to the account of the Depositary if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date; provided, however, the Depositary shall be responsible for paying its participants the proportion of such funds to which each participant is entitled based on their beneficial interest in the Note, and such participants shall be responsible for paying the owners of the beneficial interests in the Note the amounts to which such beneficial owners are entitled; and, provided further that, at the option of the Issuer, in the case of certificated notes in definitive registered form, payment of interest thereon may be made by check mailed to the address of the person entitled herein as such address shall appear in the security register maintained by the Securities Administrator or the Issuer in accordance with the terms of the Indenture.

Except to the extent otherwise specified above, all payments on this Note will be made by the Issuer or Guarantor, as the case may be, without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein having the power to tax (a “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.  Except to the extent otherwise specified above, if at any time a U.K. Taxing Jurisdiction requires the Issuer or Guarantor to make such deductions or withholding, the Issuer or Guarantor will pay additional amounts with respect to payments on this Note (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holder of this Note, after the deduction or withholding, shall equal the amounts of any payments which would have been payable on this Note if the deduction or withholding had not been required.

However, the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the Holder or the beneficial owner of this Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, a U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the holding or ownership of this Note, or the collection of any payments on this Note;

(ii) except in the case of a winding up of the Issuer or Guarantor, as the case may be, in the United Kingdom, this Note is presented (where presentation is required) for payment in the United Kingdom;

(iii) this Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Note (where presentation is required) for payment at the close of such 30-day period;

(iv) the Holder or the beneficial owner of this Note or the beneficial owner of any payment on this Note failed to comply with a request by the Issuer or Guarantor, as the case may be, or either of their liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any information requirement, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. Taxing Jurisdiction as a precondition to exemption from all or part of such tax, levy, impost, duty, charge, fee, deduction or withholding;

(v) the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives;

(vi) this Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting this Note (where presentation is required) to another paying agent in a Member State of the European Union; or

(vii) any combination of clauses (i) through (vi) above;

nor shall Additional Amounts be paid with respect to any payments on this Note to any person if the payment would be required by the laws of any U.K. Taxing Jurisdiction to be included in the income of another person and such person would not have been entitled to such Additional Amounts had it received such payment directly.

References herein to any payments on this Note shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

The Issuer is neither under any obligation to, nor intends to, make any additional payments in respect of U.S. tax or withholding requirements.

If the Issuer or the Guarantor elects to redeem the Notes, such Notes will cease to accrue interest, if any, from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of the amount so declared due and payable and accrued and unpaid interest, if any, all of the Issuer’s (or, if applicable, the Guarantor’s) obligations in respect of payments on the Notes shall terminate.

If this Note is denominated in a Specified Currency other than U.S. dollars, and the Holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, if any, on or prior to the fifth Business Day after the applicable Record Date and, with respect to other payments, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if any payment with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that any payment on this Note due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to above.

If so indicated on the face hereof, the Holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent in writing, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be.  Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of any interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of face amount, as the case may be.

If the Holder elects to receive all or a portion of payments on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars.  In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such Holder and at which the applicable dealer commits to execute a contract.  If such bid quotations are not available, such payment will be made in the Specified Currency.  All currency exchange costs will be borne by the Holder of this Note by deductions from such payments.

The due and punctual payment by the Issuer of the payments on, and any Additional Amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Securities Administrator referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

THE ROYAL BANK OF SCOTLAND PLC
Dated:	April 18, 2012	By:
			Name:	Robert Hammer
			Title:	Authorized Signatory

SECURITIES ADMINISTRATOR’S CERTIFICATE  OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent
Dated: _____________________________	By: _____________________________
Authorized Officer

[Signature page to Note]

GUARANTEE OF THE ROYAL BANK OF SCOTLAND GROUP PLC

The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of Scotland, United Kingdom with its headquarters in Edinburgh (the “Guarantor,” which term includes any successor guarantor under the Indenture) hereby unconditionally guarantees (the “Guarantee”) to the Holder of this Note the due and punctual payment of the payments on, and any Additional Amounts with respect to this Note and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of this Note and any and all amounts under the Indenture (including but not limited to, the fees, expenses and indemnities of the Trustee), when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of this Note and of the Indenture.  In case of the failure of the Issuer punctually to make any such payments, Additional Amounts or sinking fund payment and any and all amounts under the Indenture (including but not limited to, the fees, expenses and indemnities of the Trustee), the Guarantor hereby agrees to pay, or cause any such payment to be made, punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer in accordance with the terms of this Note and of the Indenture.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this guarantee to be duly executed.

THE ROYAL BANK OF SCOTLAND GROUP PLC
Dated:	April 18, 2012	By:
			Name:	Robert Hammer
			Title:	Authorized Signatory

REVERSE OF SECURITY

This Note is one of a duly authorized issue of RBS NotesSM designated as “RBS China TrendpilotTM Exchange Traded Notes” (the “Notes”) of the Issuer and fully and unconditionally guaranteed by the Guarantor. The Notes are issuable under an Amended and Restated Indenture dated as of August 13, 2010 among the Issuer, the Guarantor, and The Bank of New York Mellon, acting through its London Branch, as supplemented by the First Supplemental Indenture dated as of August 25, 2010 among the Issuer, the Guarantor, The Bank of New York Mellon, acting through its London Branch, Wilmington Trust Company, as Trustee for the Notes (the “Trustee,” which term includes any successor trustee for the Notes under the Indenture) and Citibank, N.A., as Securities Administrator for the Notes (the “Securities Administrator,” which term includes any successor Securities Administrator appointed by the Issuer, the Guarantor and the Trustee), and the Third Supplemental Indenture dated as of September 27, 2011 among the Issuer, the Guarantor and the Trustee (such Amended and Restated Indenture, as supplemented by such First Supplemental Indenture and the Third Supplemental Indenture, and as may be supplemented or amended from time to time, collectively, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee, the Securities Administrator, the Guarantor and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Pursuant to the Administration Agreement dated as of August 25, 2010 (as may be amended from time to time, the “Administration Agreement”) among the Issuer, the Guarantor, the Trustee and the Securities Administrator, the Issuer has appointed Citibank, N.A., at its corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.  The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the Holder prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with any interest accrued and unpaid hereon to the date of redemption.  If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with any interest accrued and unpaid hereon to the date of redemption.  In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein.  Exercise of such repayment option by the Holder hereof shall be irrevocable.  In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If the face hereof indicates that this Note bears interest, then interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be.  Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360 day year of twelve 30 day months.

In the case where any Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payments otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

The due and punctual payment by the Issuer of any payments on, and any Additional Amounts with respect to, this Note when and as the same shall become due and payable is fully and unconditionally guaranteed by the Guarantor.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.  If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law and unless otherwise stated above, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the “Market Exchange Rate”) on the Business Day immediately preceding the date of issuance.

The Securities Administrator has been appointed registrar for the Notes, and the Securities Administrator will maintain at its office in The City of New York a register for the registration and transfer of Notes.  This Note may be transferred at the aforesaid office of the Securities Administrator by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Securities Administrator shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate face amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Securities Administrator will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes.  Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate face amount having identical terms and provisions.  All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing.  The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Securities Administrator, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee, the Securities Administrator, the Issuer and the Guarantor that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Indenture provides that if an Event of Default (as defined in the Indenture) occurs with respect to any series of securities issued under the Indenture, including the series of RBS NotesSM of which this Note forms a part, and is continuing, either the Trustee or the Holders of not less than 25% in face amount of the outstanding securities of such series may declare the face amount (or, if the face hereof indicates that this Note is subject to “Modified Payment upon Acceleration,” an amount specified in the provisions of “Default Amount on Acceleration” on the face hereof) of all securities of that series to be due and payable immediately, but upon certain conditions such declaration of acceleration and its consequences may be rescinded or annulled (except a continuing default in payment of any amounts on such securities) by the Holders of a majority in face amount of the outstanding debt securities of such series.

The Indenture permits the Issuer, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate face amount of the securities of each series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; subject to certain exceptions that require the consent of the Holder of each outstanding security affected thereby.

Except as set forth below, if any payment on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer or the Guarantor, as the case may be, for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or the Guarantor, as the case may be, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer or the Guarantor, as the case may be, will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer or the Guarantor, as the case may be, may at its option (or shall, if so required by applicable law) without the consent of the Holder of this Note effect the payment of any amounts on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the “EC”), as amended by the treaty on European Union (as so amended, the “Treaty”).  Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default.  If such Market Exchange Rate is not then available the Issuer or the Guarantor, as the case may be, or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those Holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract.  One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer or the Guarantor, as the case may be.  If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent,” if any, shall be indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or the Guarantor or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes.

So long as this Note shall be outstanding, each of the Issuer and the Guarantor will cause to be maintained an office or agency for the making of payments on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes.  The Issuer or the Guarantor may designate other agencies for the making of said payments at such place or places (subject to applicable laws and regulations) as the Issuer or the Guarantor may decide.  So long as there shall be such an agency, the Issuer and the Guarantor shall keep the Trustee and the Securities Administrator advised of the names and locations of such agencies, if any are so designated.

Any money deposited with the Securities Administrator in trust for the making of the payments on any Notes and remaining unclaimed for two years after such payments have become due and payable shall be paid to the Issuer or the Guarantor, as the case may be, on Company Request and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantor for payment thereof, and all liability of the Securities Administrator with respect to such trust money shall thereupon cease; provided, however, that the Securities Administrator, before being required to make any such repayment, may at the expense of the Issuer cause to be published at least once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Issuer or the Guarantor, as the case may be.

No provision of this Note or of the Indenture shall alter or impair the obligation the Issuer or the Guarantor, as the case may be, which is absolute and unconditional, to make the payments on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer or the Guarantor, as the case may be, and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Securities Administrator and the Guarantor and any agent of the Issuer, the Trustee, the Securities Administrator or the Guarantor may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee, the Securities Administrator, the Guarantor or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the making of the payments on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of the Guarantor or of any successor corporation to the Issuer or Guarantor, either directly or through the Issuer or the Guarantor, as the case may be, or any such successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT B		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE I

CURRENT AGGREGATE STATED FACE AMOUNT

The “Current Aggregate Stated Face Amount” indicated below shall not exceed $100,000,000.
Date	Number of Notes in Denominations of $25.00 Stated Face Amount	Stated Face Amount of this Note Issued	Stated Face Amount of this Note Cancelled	Current Aggregate Stated Face Amount	Initials of Securities Administrator Officer
4/18/2012	160,000	$4,000,000	—	$4,000,000

Sch-1

ANNEX A

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)
If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:                                     ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________.

Dated:  ________________________

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

A-1

ANNEX B

FORM OF OFFER FOR REPURCHASE

To:	ETNUSCorpActions@rbs.com

Subject:	RBS China Trendpilot™ Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P150 / US78009P1509

[BODY OF E-MAIL]

The undersigned hereby irrevocably elects to exercise the right to have The Royal Bank of Scotland plc repurchase the following ETNs as described in the pricing supplement relating to the ETNs dated                                              .

Name of holder:	[	]
Number of ETNs to be repurchased:	[	]*
Applicable valuation date:	[	]**
Contact name:	[	]
Telephone No.:	[	]

Acknowledgement:

I acknowledge that the ETNs specified above will not be repurchased unless all of the requirements specified in the pricing supplement related to the ETNs are satisfied.

Questions regarding the repurchase requirements of your ETNs should be directed to ETNUSCorpActions@rbs.com.

*	Unless the minimum repurchase amount has been reduced by RBS plc, the minimum repurchase amount is 20,000 ETNs.
**	Subject to adjustment as described in the pricing supplement.

B-1

ANNEX C

FORM OF CONFIRMATION OF REPURCHASE

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)
Fax: 1-203-873-3292

Re:	RBS China Trendpilot™ Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P150 / US78009P1509

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to RBS plc the right to repurchase the ETNs, as described in the Pricing Supplement dated                                      relating to the ETNs (the “Pricing Supplement”), in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

[insert number of ETNs offered for repurchase by RBS plc]

Applicable valuation date:*	,	20
Applicable repurchase date:*	,	20
	[insert a date that is three business days following the applicable valuation date]
Contact Name:
[insert the name of a person or entity to be contacted with respect to this Confirmation of Repurchase]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

*   Subject to adjustment as described in the Pricing Supplement.

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number
(and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this Confirmation of Repurchase, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to RBS plc, (ii) the DTC Participant has booked a “delivery vs.  payment” (“DVP”) trade on the applicable valuation date facing RBS plc, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to RBS plc as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.  I also acknowledge that if this Confirmation of Repurchase is received after 5:00 p.m., New York City time, on a business day, I will be deemed to have made this Confirmation of Repurchase on the following business day.

The undersigned acknowledges that RBS plc will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO RBS PLC BY 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

PART B: TO BE COMPLETED BY BROKER
BROKER’S CONFIRMATION OF REPURCHASE

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)

Re:	RBS China Trendpilot™ Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P150 / US78009P1509

Ladies and Gentlemen:

The undersigned holder of ETNs hereby irrevocably offers to RBS plc for repurchase, on the repurchase date of                                   ,* with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated                                   relating to the ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the applicable valuation date of                                   ,* with respect to the stated face amount of ETNs specified below at a price per ETN equal to the repurchase value, facing The Royal Bank of Scotland plc, DTC #425 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.
Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

 DTC # (and any relevant sub-account):

*   Subject to adjustment as described in the Pricing Supplement.